Exhibit 3.2

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR (B) AN OPINION REASONABLY SATISFACTORY TO MYOMO, INC., FROM COUNSEL FOR MYOMO, INC., OR FROM COUNSEL FOR THE PROPOSED TRANSFEROR REASONABLY SATISFACTORY TO MYOMO, INC., TO THE EFFECT THAT THE TRANSFER MAY BE EFFECTED WITHOUT SUCH REGISTRATION.

May __, 2017

MYOMO, INC.

WARRANT TO PURCHASE EQUITY SECURITIES

This certifies that, for good and valuable consideration, the receipt of which is hereby acknowledged, ___________ (“Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from Myomo, Inc., a Delaware corporation (the “Company”), the number of fully-paid and nonassessable shares (the “Shares”) of the Company’s Common Stock, par value $___ per share (“Common Stock”) at the Exercise Price (as defined below). This Warrant is being issued to the Holder in connection with the Holder’s purchase of investment units (“Units”), each Unit consisting of _____ shares of Common Stock and warrants to purchase ______ shares of Common Stock. Holder shall be entitled to purchase the Shares in accordance with Section 2 at any time subsequent to the closing date of the Holder’s purchase of Units pursuant to the Subscription Agreement by and between the Holder and the Company (“Subscription Agreement”) and prior to the Expiration Date (as defined below). The Shares of the Company to be issued upon exercise hereof are subject to adjustment from time to time pursuant to the terms hereof. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Subscription Agreement.

1.	Exercise Period; Exercise of Warrant.

1.1         Expiration Date. This Warrant shall terminate at 5:00 p.m. Eastern Time on the date that is three years following the closing of the purchase of Units by the Holder pursuant to the Subscription Agreement (the “Expiration Time”).

1.2         Exercise Price. The exercise price for the purchase of each Share under this Warrant (the “Exercise Price”) shall equal to seven dollars and fifty cents ($7.50) per Share.

2.	Exercise Procedure; Payment; Forced Exercise.

2.1         Cash Exercise. At any time after the date of this Warrant, this Warrant may be exercised, in whole or in part, from time to time by Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise attached hereto, duly completed and executed by Holder, to the Company at the principal corporate offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash or by check payable to the order of the Company.

2.2         Net Issuance. In lieu of payment of the Exercise Price described in Section 2.1, solely in the event that the Shares are not registered for resale under the Act, or any such registration is no longer effective for any reason, Holder may elect to receive, without the payment by Holder of any additional consideration, Shares equal to the value of this Warrant or any portion hereof, by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto (the “Net Issuance Election”) duly executed, at the principal executive offices of the Company. Thereupon, the Company shall issue to Holder such number of fully paid and nonassessable Shares as is computed using the following formula:

where:	X =	Y (A-B)
A

X =	the number of Shares to be issued to Holder pursuant to this Section 2.

Y =	the number of Shares covered by this Warrant in respect of which the net issuance election is made pursuant to this Section 2.

A =	the Fair Market Value of one Share, as determined in accordance with the provisions of this Section 2.

B =	the Exercise Price in effect under this Warrant at the time the net issuance election is made pursuant to this Section 2.

For purposes of this Section 2, the term “Fair Market Value” shall mean the per share Fair Market Value of the Shares as determined in good faith by the Board of Directors of the Company provided, however, that where there exists a public market for the Company’s Common Stock (as defined herein) at the time of such exercise, the Fair Market Value of a share of Common Stock shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal on the trading day immediately preceding the date of determination.

2.3         Forced Exercise. The Holder understands and covenants that if, at any time following the one year anniversary after the date hereof, (i) the Company is listed on a national securities exchange, (ii) the Shares are registered or the Holder otherwise has the ability to trade the Shares without restriction, (iii) the 30-day volume-weighted daily average price of the Company’s Common Stock exceeds 200% of the Exercise Price, as adjusted and (iv) the average daily trading volume is at least 500,000 shares of Common Stock during such 30-day period, the Holder shall be required to fully exercise the Warrant within twenty (20) days of receiving written notice from the Company following the aforementioned 30th trading day and if the Holder does not so exercise the Warrant, then it shall automatically expire on the twenty first (21st) day following the receipt of such notice. The Holder shall furnish the Company with a completed and fully executed Notice to Exercise attached to this Warrant and, if exercised for cash, remit the funds pursuant to the Notice to Exercise.

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3.           Reservation of Shares. The Company hereby agrees that at all times during the Exercise Period, there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Shares from time to time issuable upon exercise of this Warrant (and shares of its Common Stock for issuance upon conversion of such Shares, if applicable). All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights. If at any time during the Exercise Period the number of authorized but unissued Shares shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Shares to such number of shares as shall be sufficient for such purposes.

4.          Delivery of Stock Certificates. Within a reasonable time after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to Holder a certificate or certificates for the number of fully paid and nonassessable Shares which Holder shall have requested in the Notice of Exercise or Net Issuance Election, as applicable. If this Warrant is exercised in part, the Company shall deliver to Holder a new Warrant (dated as of the date hereof and of like tenor) for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates. The person in whose name any certificate or certificates for Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

5.          No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a share results, the Company will pay Holder the difference between the cash value of the fractional share and the portion of the Exercise Price allocable to the fractional share.

6.           Charges, Taxes and Expenses. The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to Holder.

7.           Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

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8.           Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

9.          Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

9.1          Subdivisions, Combinations, Dividends and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, combine its outstanding securities as to which purchase rights under this Warrant exist, or pay a dividend in shares or a distribution in shares, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, combination or dividend shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

9.2          Effect of Consolidation, Merger or Sale. In case of any reclassification, capital reorganization, or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination, stock dividend or other distribution provided for in Sections 9.1 above), or in case of any consolidation or merger of the Company with or into any corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company (any of the foregoing transactions, a “Sale Event”), the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the Holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the Holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, capital reorganization, change, merger or sale by a holder of the number of Shares then purchasable under this Warrant. In any such case, appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable to any shares of stock or other securities and property deliverable upon exercise hereof, or to any new Warrant delivered pursuant to this Section 9.2, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided, that the aggregate Exercise Price shall remain the same. The provisions of this Section 9.2 shall similarly apply to successive reclassifications, capital reorganizations, changes, mergers and transfers. This Warrant shall terminate in its entirety upon the completion of such Sale Event.

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10.         Notice of Adjustments; Notices. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall execute and deliver to Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to Holder.

11.       Rights As Stockholder; Notice to Holders. Nothing contained in this Warrant shall be construed as conferring upon Holder or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. The Company shall give notice to Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

(i)           a dissolution, liquidation or winding up of the Company shall be proposed;

(ii)          a capital reorganization or reclassification of the Common Stock or other Equity Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination, stock dividend or other distribution) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of the securities issuable upon exercise of this Warrant), or in the case of any sale of all or substantially all of the assets of the Company; or

(iii)         a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) for other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

Such giving of notice shall be simultaneous with the giving of notice to holders of Common Stock. Such notice shall specify the record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with any action contemplated in this Section 11.

12.          Restricted Securities. The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “Act”), or an applicable exemption from such registration. The Holder further acknowledges that a securities legend to the foregoing effect shall be placed on any Shares issued to Holder upon exercise of this Warrant. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention. The Holder recognizes that the Company has no obligation to register the Warrant or the Shares, or to comply with any exemption from such registration. The Holder is aware that neither the Warrant nor the Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company may not satisfy these conditions in the future.

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13.         Certification of Investment Purpose. Holder represents and warrants that it is acquiring the Warrants and the Shares solely for the account of such Holder for investment purposes only and that such securities are not being acquired with a view to, or for sale in connection with, any distribution thereof. Unless a current registration statement under the Act shall be in effect with respect to the Shares to be issued upon exercise of this Warrant, Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Company a written certification executed by Holder that the Shares acquired by him upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such Shares are not acquired with a view to, or for sale in connection with, any distribution thereof.

14.         Transferability. The Holder agrees not to make any disposition of all or any part of the Warrant or Shares in any event unless and until: (i) the Company shall have received a letter secured by the Holder from the Securities and Exchange Commission (“Commission”) stating that no action will be recommended to the Commission with respect to the proposed disposition; there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or (iii) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Shares under the Act or any applicable state securities laws. Subject to the foregoing and the terms of the Subscription Agreement, this Warrant shall be transferable only on the books of the Company, upon delivery thereof duly endorsed by Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

15.          Miscellaneous.

15.1       Restrictions. By receipt of this Warrant, Holder makes the same representations with respect to the acquisition of this Warrant as Holder is required to make upon the exercise of this Warrant and acquisition of the Shares purchasable hereunder as set forth Section 13 hereof.

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15.2       Binding Effect. This Warrant and the various rights and obligations arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.3       Entire Agreement. This Warrant and the Subscription Agreement entered into between the Holder and the Company constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof.

15.4       Amendment and Waiver. Any term of this Warrant may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

15.5       Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware without reference to the conflicts of law principles thereof.

15.6       Headings. The headings in this Agreement are for convenience only and shall not alter or otherwise affect the meaning hereof.

15.7       Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

15.8       Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original for all purposes.

15.9       Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in the same manner as provided in the Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant as of the date appearing on the first page of this Warrant.

THE COMPANY:

MYOMO, INC.

By:
Its:

HOLDER:

Print Name Above

Sign Above

IF Holder is an Entity, specify name and title below:

Name:

Title:

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NOTICE OF EXERCISE

To:	Myomo, Inc.

1.           The undersigned hereby elects to purchase _____________ shares of Common Stock (the “Shares”) of Myomo, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

2.           Please issue certificates representing the Shares purchased hereunder in the names and in the denominations indicated below.

Name of Holder	Number of Shares

3.           Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Dated:

Print Name Above

Sign Above

IF Holder is an Entity, specify name and title below:

Name:

Title:

NET ISSUANCE ELECTION NOTICE

To: Myomo, Inc.	Date: _____________

The undersigned hereby elects under Section 2 of the attached Warrant to surrender the right to purchase ___________ shares of Common Stock pursuant to the attached Warrant. The Certificate(s) for the shares issuable upon such net issuance election shall be issued in the name of the undersigned or as otherwise indicated below.

Print Name Above

Sign Above

IF Holder is an Entity, specify name and title below:

Name:

Title:

Name for Registration:

Mailing Address: